Exhibit 107

CALCULATION OF REGISTRATION FEE

FORM S-1

(Form Type)

Faraday Future Intelligent Electric Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Class A common stock, par value $0.0001 per share, issuable upon the conversion of the Secured Notes and Incremental Notes.	Rule 457(c)	24,346,321	(1)	$1.16	(2)	$28,241,732.40	$0.00015310	$4,323.81
Fees to be Paid	Equity	Class A common stock, par value $0.0001 per share	457(o)	774,183		1.53	(3)	$1,184,500.00	$0.00015310	$181.35
Total Offering Amounts								29,426,232.40		$4,505.16
Total Fees Previously Paid										—
Total Fee Offsets										—
Net Fee Due										$4,505.16

(1)	Consists of 18,621,130 shares of Class A Common Stock issuable upon the conversion of certain convertible notes of Faraday Future Intelligent Electric Inc. (the “Company”) and 5,725,191 shares of Class A Common Stock issuable upon the potential conversion of incremental notes, which are issuable upon exercise of certain incremental warrants, being registered for resale from time to time by selling securityholders named in this registration statement. Pursuant to Rule 416(a) promulgated under the U.S. Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act. The proposed maximum offering price per share and proposed maximum aggregate offering price are based on the conversion price of the convertible notes.

(3)	The proposed maximum offering price per share and proposed maximum aggregate offering price are based on the per share price of 1.53, which is the closing price of the Class A Common Stock on January 16, 2025, the day immediately prior to the issuance date and the total issuance of 77,183 shares.